UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 589-9445

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 25, 2010, Core-Mark Holding Company, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. Of the 10,652,333 shares of common stock outstanding and entitled to vote, 8,746,086 shares, or 82.1%, were represented at the meeting. During the meeting, the stockholders voted on the following matters:

Proposal 1 – Election of Directors

•	Duly elected the following seven individuals to the Board of Directors to serve as directors until the 2011 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

				Broker
	Votes For	Votes Against	Abstain	Non-Votes(1)
Robert A. Allen	7,892,562	242,243	9,835	601,446
Stuart W. Booth	7,846,268	290,237	8,135	601,446
Gary F. Colter	8,056,481	80,024	8,135	601,446
L. William Krause	7,978,297	158,208	8,135	601,446
Harvey L. Tepner	8,091,146	45,602	7,892	601,446
Randolph I. Thornton	8,000,152	134,827	9,661	601,446
J. Michael Walsh	8,109,354	27,394	7,892	601,446

Proposal 2 – Approval of Core-Mark 2010 Long-Term Incentive Plan

•	Duly approved the 2010 Long-Term Incentive Plan, as disclosed in our Proxy Statement as filed with the Securities and Exchange Commission on April 13, 2010.

				Broker
	Votes For	Votes Against	Abstain	Non-Votes(1)
Approval of Core-Mark 2010 Long-Term Incentive Plan	5,625,409	2,501,019	18,212	601,446

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

•	Duly ratified Deloitte & Touche LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Deloitte & Touche LLP	8,728,800	10,180	7,106	—

(1) A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange (which govern brokers even if they hold NASDAQ securities), they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting, but have no effect on the outcome of the vote for the election of directors or the approval of the Core-Mark 2010 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: May 27, 2010	By:	/s/ Stacy Loretz-Congdon

	Name:	Stacy Loretz-Congdon
	Title:	Chief Financial Officer